Exhibit 99.1

    RADIATION THERAPY SERVICES REPORTS SECOND QUARTER 2005 FINANCIAL RESULTS

    Second Quarter 2005 Highlights

    * Total revenues increased 29.2% to $54.4 million from second quarter 2004

    * Same practice revenues increased 13.4% from same period 2004

    * Net income was $7.5 million, an increase of 42.5% from pro forma net income of $5.3 million(1) for the second quarter of 2004. Excluding the net effect of a gain on sale of interest in a treatment center and expenses associated with a treatment center transition, net income was $7.2 million, or $0.30 per diluted share

    * Added 11 radiation treatment centers, entering two new markets

    * Full year 2005 revenue guidance increased to the range of $211 million to $218 million

    FORT MYERS, Fla., Aug. 3 /PRNewswire-FirstCall/ -- Radiation Therapy Services, Inc. (Nasdaq: RTSX), a provider of radiation therapy services to cancer patients, today announced financial results for the second quarter ended June 30, 2005.

    Total revenues for the second quarter were $54.4 million, an increase of 29.2% from $42.1 million in the same quarter of 2004. Fee for service revenues, or revenues generated from services where the Company bills patients directly, principally at freestanding treatment centers, were $49.7 million. Other revenue, or revenue generated principally from services where Radiation Therapy bills the hospital for services provided, were $4.7 million.

    During the second quarter 2005, the Company sold a 49.9% interest in its Berlin, Maryland operation to its hospital partner in the Delmarva Peninsula, recording a gain on sale of $1.0 million. In June, the Company also incurred expenses of $0.3 million associated with the transition of a radiation treatment center to Northern Westchester Hospital within its Westchester/Bronx regional network.

    Net income for the second quarter 2005 was $7.5 million, or $0.32 per diluted share. Excluding the net effect of the gain from the sale of the interest in the Berlin operation and the expenses associated with the Westchester transition, as discussed above, net income for the second quarter 2005 was $7.2 million, or $0.30 per diluted share.

    Total revenues for the six months ended June 30, 2005 were $106.9 million, an increase of 25.6% from $85.1 million in the same period of 2004. Fee for service revenues, or revenues generated from services where the Company bills patients directly, principally at freestanding treatment centers, were $99.4 million. Other revenue, or revenue generated principally from services where Radiation Therapy bills the hospital for services provided, were $7.5 million.

    Net income for the six months ended June 30, 2005 was $13.8 million, or $0.59 per diluted share. Excluding the net effect of the gain from the sale of the interest in the Berlin facility, expenses associated with the Westchester transition, an impairment loss of $1.2 million taken in the first quarter of 2005 and a write-off of $355,000 in deferred financing costs taken in the first quarter of 2005, net income for the six months ended June 30, 2005 was $14.4 million, or $0.61 per diluted share.

    During the quarter, the Company added 11 treatment centers, including the acquisitions of five facilities in Nevada from Associated Radiation Oncologists, Inc. for $26.0 million and four facilities from Dolphin Medical Inc. for $16.1 million. The Company also acquired a facility in West Virginia and began providing services at Roger Williams Medical Center.

    Dr. Daniel Dosoretz, President and Chief Executive Officer of Radiation Therapy, said, "We are pleased with our second quarter results, exceeding guidance on the top-line and reaching the high end of our projected EPS range. Our solid progress was led by robust growth in external beam treatments per day at freestanding centers and the continued expansion of our regional networks. We entered two new markets during the quarter and are now the largest operator of radiation oncology treatment centers in Nevada. With nine treatment centers operated in Nevada, we have solidified our position in a market with strong demographics. We are excited about the recently opened Northern Westchester Hospital facility, where we have implemented one of the first installations in the United States of an image guided radiation therapy program optimized for both conventional and stereotactic approaches to treating cancer."

    Radiation Therapy generated $17.8 million in net cash from operations in the six months ended June 30, 2005. Total capital expenditures, including capital lease obligations, for the six months ended June 30, 2005 were $13.4 million, compared to $10.7 million for the six months ended June 30, 2004. The Company's days sales outstanding (DSO) for the second quarter improved 7.4% to 50 days from the second quarter 2004.

    For the second quarter 2005, Radiation Therapy reported an average of 1,256 external beam treatments per day at its 54 freestanding centers, a 19.2% increase from the same period in 2004. The Company also recorded 0.1% growth of same practice external beam treatments per day for freestanding centers compared to 0.6% growth for the same period in 2004. The decrease in growth of same practice external beam treatments per day was due to a shift to the use of high dose rate brachytherapy in place of external beam treatments. Without this shift to high dose rate brachytherapy, same practice treatment growth would have been 0.8%.

    Taking into consideration the recently completed acquisitions, the Company is increasing guidance for the full year 2005. Full year EPS guidance reflects a reduction of $0.04 per share for first quarter 2005 charges related to the impairment loss and write-off of deferred financing costs. Full year EPS guidance also reflects a net increase of $0.02 per share for a second quarter 2005 gain on sale of interest in a treatment center and expenses associated with a treatment center transition. The Company now expects full year 2005 revenues to be in the range of $211.0 million to $218.0 million, with diluted earnings per share in the range of $1.03 to $1.06 per share. For the third quarter of 2005, the Company expects revenues to be in the range of $51.0 million to $54.0 million, with diluted earnings per share in the range of $0.18 to $0.19 per share. These projections are estimates only and actual performance could differ.

    On August 1, the Center for Medicare and Medicaid Services (CMS) published its proposed annual physician fee schedule for 2006. CMS proposed increased rates for certain services including non-IMRT treatment delivery, IMRT treatment planning and treatment simulations, while proposing rate cuts to IMRT treatment delivery and certain other services. Without regard to potential reductions in the conversion factor, the Company believes that the net effect of the newly proposed reimbursement rates, if implemented, would not have a material effect on the Company's revenues and earnings in 2006.

    Conference Call
    Management will host a conference call tomorrow at 10:00 a.m. EDT. A live Web cast of the conference call will be available online on the Company's corporate Web site at http://www.rtsx.com. The dial-in numbers are (877) 407-0784 for domestic callers, and (201) 689-8560 for international. After the live Web cast, the call will remain available on Radiation Therapy's Web site until September 2, 2005. In addition, a telephonic replay of the call will be available until August 18, 2005. The replay dial-in numbers are (877) 660-6853 for domestic callers and (201) 612-7415 for international callers. Please use account number 3055 and conference ID number 161251.

    About Radiation Therapy Services
    Radiation Therapy Services, Inc., which operates radiation treatment centers primarily under the name 21st Century Oncology, is a provider of radiation therapy services to cancer patients. The Company's 66 treatment centers are clustered into 21 regional networks in 13 states, including Alabama, Arizona, Delaware, Florida, Kentucky, Maryland, Massachusetts, Nevada, New Jersey, New York, North Carolina, Rhode Island and West Virginia. The Company is headquartered in Fort Myers, Florida. More information about the Company can be found at its Web site http://www.rtsx.com.

    This release may contain forward-looking statements about the Company's future plans, performance, projections, expectations and objectives. Words such as "may," "will," "expect," "intend," "anticipate," "plan," "believe," "seek," "could" and "estimate" and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to risks associated with actual results for the Company in the third quarter of 2005 as well as the entire 2005 year, the integration of the acquired and new radiation treatment centers including patient retention at acquired centers and the future financial performance of the acquired and new centers, the impact on revenues resulting from the sale of 49.9% of its Berlin, Maryland interest; the impact on the Company's infrastructure and its ability to manage its growing business, the success of its new image guided radiation therapy program, as well as those risk factors described in the Company's recent annual report on Form 10-K and the Company's other filings with the Securities and Exchange Commission which are available on the SEC's website at http://www.sec.gov. Readers of this release are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release.

    (1) Pro forma net income for the second quarter of 2004, excluding the non-cash income tax expense related to the conversion to a C Corporation and providing for an assumed 40% effective tax rate, was $5.3 million. Net income for the second quarter 2004 was impacted by a non-cash income tax expense of $17.6 million related to the Company's conversion from a Subchapter S Corporation to a C Corporation in conjunction with the IPO. Consequently, the Company reported a net loss of $8.9 million.

     Contacts:
     Dave Koeninger
     Chief Financial Officer
     Radiation Therapy Services, Inc.
     239-931-7282
     dkoeninger@rtsx.com

     Investors/Media:
     Nick Laudico/Jason Rando
     The Ruth Group
     646-536-7030/7025
     nlaudico@theruthgroup.com
     jrando@theruthgroup.com

                        RADIATION THERAPY SERVICES, INC.
                                AND SUBSIDIARIES
      CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                     Three Months Ended              Six Months Ended
                                                          June 30,                      June 30,
                                                ---------------------------   ---------------------------
                                                    2005           2004           2005           2004
                                                ------------   ------------   ------------   ------------
Net patient service revenue                     $     49,778   $     39,610   $     99,370   $     80,073
Other revenue                                          4,665          2,523          7,493          5,009
Total revenues                                        54,443         42,133        106,863         85,082

Salaries and benefits                                 26,900         20,699         52,567         41,797
Medical supplies                                       1,427            869          2,886          1,752
Facility rent expense                                  2,043          1,418          3,585          2,751
Other operating expenses                               2,340          2,145          4,422          3,785
General and administrative expenses                    4,539          3,919         10,418          8,216
Depreciation and amortization                          2,664          1,649          4,768          3,189
Provision for doubtful accounts                        1,611          1,391          3,162          2,753
Interest expense, net                                  1,129          1,259          2,051          1,855
Impairment loss                                           --             --          1,226             --
Total expenses                                        42,653         33,349         85,085         66,098

Income before minority interests                      11,790          8,784         21,778         18,984
Minority interests in net losses
 (earnings) of consolidated entities                     555            (24)           716            (15)

Income before income taxes                            12,345          8,760         22,494         18,969

Income tax expense                                     4,856         17,628          8,705         17,628

Net income (loss)                                      7,489         (8,868)        13,789          1,341

Other comprehensive income:
Unrealized (loss) gain on derivative
 interest rate swap agreement,
 net of tax                                              (27)            47            (36)            36
Comprehensive income (loss)                     $      7,462   $     (8,821)  $     13,753   $      1,377

Net income (loss) per common share
  outstanding - basic                           $       0.33   $      (0.47)  $       0.61   $       0.07
Net income (loss) per common share
  outstanding - diluted                         $       0.32   $      (0.47)  $       0.59   $       0.07

Weighted average shares outstanding:
 Basic                                                22,718         18,762         22,660         18,103
 Diluted                                              23,630         18,762         23,550         19,028
 Pro forma diluted                                                   19,422                        19,028

Pro forma income data:
Income before income taxes, as reported                        $      8,760                  $     18,969
Pro forma income taxes                                                3,505                         7,588
Pro forma net income                                           $      5,255                  $     11,381

Pro forma net income per common share
  outstanding - basic                                          $       0.28                  $       0.63
Pro forma net income per common share
  outstanding - diluted                                        $       0.27                  $       0.60

                        RADIATION THERAPY SERVICES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (in thousands, except per share amounts)

                                                         June 30,     December 31,
                                                           2005          2004
                                                       ------------   ------------
                                                        (unaudited)
                      ASSETS
Current assets:
  Cash and cash equivalents                            $     11,074   $      5,019
  Marketable securities, at market                            5,900          2,400
  Accounts receivable, net                                   29,763         25,834
  Income taxes receivable                                       781            426
  Prepaid expenses                                            2,875          2,882
  Current portion of lease receivable                           683            653
  Inventories                                                 1,254          1,065
  Other                                                         512            680
Total current assets                                         52,842         38,959

Lease receivable, less current portion                          881          1,230
Equity investments in joint ventures                            813          1,422
Property and equipment, net                                  95,159         83,000
Goodwill, net                                                65,300         35,442
Intangible assets, net                                        7,510          1,328
Other assets                                                  8,314          6,797
Total assets                                           $    230,819   $    168,178

             LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                     $      4,547   $      2,955
  Accrued expenses                                           11,963          9,482
  Deferred income taxes                                       1,389          1,729
  Current portion of long-term debt                          10,519          9,620
Total current liabilities                                    28,418         23,786
Long-term debt, less current portion                         98,796         56,483
Other long-term liabilities                                   2,040          2,005
Deferred income taxes                                        15,462         15,479
Minority interest in consolidated entities                    3,619          4,104
Total liabilities                                           148,335        101,857
Shareholders' equity
  Preferred stock, $0.0001 par value,
   10,000 shares authorized, none issued
   or outstanding                                                --             --
  Common stock, $0.0001 par value,
   75,000 shares authorized 22,718 and
   22,489 shares issued and outstanding at
   June 30, 2005 and December 31, 2004,
   respectively                                                   2              2
  Additional paid-in capital                                 71,086         69,687
  Retained earnings (deficit)                                12,179         (1,610)
  Notes receivable from shareholders                           (756)        (1,767)
  Accumulated other comprehensive
   (loss) income, net of tax                                    (27)             9
Total shareholders' equity                                   82,484         66,321
Total liabilities and shareholders'
 equity                                                $    230,819   $    168,178

                        RADIATION THERAPY SERVICES, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                             Six months ended
                                                                 June 30,
                                                       ---------------------------
                                                           2005           2004
                                                       ------------   ------------
Cash flows from operating activities
Net Income                                             $     13,789   $      1,341
Adjustments to reconcile net income to
 net cash provided by operating activities:
  Depreciation                                                4,534          3,105
  Amortization                                                  234             84
  Deferred rent expense                                          85             74
  Deferred income tax provision                                (357)        15,406
  Stock based compensation                                       85             19
  Impairment loss                                             1,226             --
  Provision for bad debts                                     3,162          2,753
  Loss (gain) on the sale of property
   and equipment                                                 75            (15)
  Gain on sale of equity interest in
   joint venture                                               (982)            --
  Minority Interests in net losses of
   consolidated entities                                       (716)            15
  Write off of loan costs                                       579            336
  Equity interest in net loss (income)
   of joint ventures                                            374           (101)
  Changes in operating assets and liabilities:
    Accounts receivable                                      (7,657)        (3,081)
    Income taxes receivable                                    (355)            --
    Inventories                                                (189)          (218)
    Prepaid expenses                                              7            433
    Accounts payable                                          1,480           (241)
    Accrued expenses                                          2,420         (1,986)
    Income taxes payable                                         --          2,226

Net cash provided by operating activities                    17,794         20,150

Cash flows from investing activities
Purchase of property and equipment                           (9,017)        (7,027)
Acquisition of radiation centers                            (42,756)            --
Proceeds from the sale of property
 and equipment                                                   21            944
Proceeds from the sale of equity
 interest in joint venture                                    1,814             --
Receipts of principal payments on
 notes receivable from shareholders                              --            662
Purchases of marketable securities                           (3,500)            --
Repayments from (loans to) employees                            258           (597)
Distribution received from joint venture                        235             --
Change in lease receivable                                      319            291
Change in other assets                                          384            148

Net cash used in investing activities                       (52,242)        (5,579)

Cash flows from financing activities
Proceeds from issuance of debt                               42,000         41,000
Principal repayments of debt                                 (3,236)       (54,533)
Proceeds from public offering of
 common stock, net of expenses                                   --         47,059
Proceeds from the issuance of common stock                       --             38
Proceeds from exercise of stock options                       1,314          2,112
Payments of notes receivable from shareholders                1,011            187
Distributions to shareholders                                    --        (46,441)
Payments of loan costs                                         (586)        (1,600)

Net cash provided by (used in)
 financing activities                                        40,503        (12,178)

Net increase in cash and cash equivalents                     6,055          2,393
Cash and cash equivalents, at beginning
 of period                                                    5,019          2,606

Cash and cash equivalents, at end of period            $     11,074   $      4,999

Supplemental disclosure of non-cash
 transactions
Recorded capital lease obligations
 related to the acquisition of equipment               $      4,350   $      3,711
Issuance of common stock for the
 acquisition of Devoto Construction, Inc.              $         --   $      3,528

                        RADIATION THERAPY SERVICES, INC.
                                AND SUBSIDIARIES
                            KEY OPERATING STATISTICS
                                   (unaudited)

                                        Three Months Ended                       Six Months Ended
                                              June 30,                               June 30,
                                      -----------------------        %       -----------------------        %
                                         2005         2004        Change        2005         2004        Change
                                      ----------   ----------   ----------   ----------   ----------   ----------
Number of treatment days                      64           64                       128          128

Total external beam
 treatments -
 freestanding centers                     80,397       67,454         19.2%     156,137      137,374         13.7%

External beam treatments
 per day -
 freestanding centers                      1,256        1,054         19.2%       1,220        1,073         13.7%

Percentage change in external
 beam treatments per day -
 freestanding centers -
 same practice basis                         0.1%         0.6%                      0.7%         0.4%

Percentage change in total
 revenues - same
 practice basis                             13.4%         5.2%                     15.0%        10.4%

Regional networks at
 period end                                   21           17         23.5%

Treatment centers -
 freestanding                                 54           42         28.6%
Treatment centers - hospital                  12           10         20.0%
                                              66           52         26.9%

Days sales outstanding for
 the quarter                                  50           54

CONTACT: Dave Koeninger, Chief Financial Officer of Radiation Therapy Services, Inc., +1-239-931-7282, dkoeninger@rtsx.com; or Investors, Nick Laudico, +1-646-536-7030, nlaudico@theruthgroup.com, or Media, Jason Rando, +1-646-536-7025, jrando@theruthgroup.com, both of The Ruth Group for Radiation Therapy Services, Inc./
Web site:  http://www.rtsx.com /